Exhibit 16

POWER OF ATTORNEY

The undersigned, Robert C. Doll, Jr., Donald C. Burke, David O. Beim, James T. Flynn, W. Carl Kester and Karen P. Robards, the Directors/Trustees and the Officers of each of the registered investment companies listed in Appendix A hereto, or of the master trust in which such registered investment company invests, hereby authorize Robert C. Doll, Jr., Howard Surloff, Denis R. Molleur, Donald C. Burke, and Alice A. Pellegrino or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated the Registration Statement on Form N-1A or Form N-2, as applicable, filed for such registered investment company or any amendment thereto (including post-effective amendments) for or on behalf of each registered investment company listed in Appendix A and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

Dated: March 2, 2007

/s/ Robert C. Doll, Jr.	/s/ Donald C. Burke
Robert C. Doll, Jr. (President/Principal Executive Officer/Director/Trustee)	Donald C. Burke (Vice President/Treasurer/Principal Financial and Accounting Officer)

/s/ David O. Beim	/s/ James T. Flynn
David O. Beim (Director/Trustee)	James T. Flynn (Director/Trustee)

/s/ W. Carl Kester	/s/ Karen P. Robards
W. Carl Kester (Director/Trustee)	Karen P. Robards (Director/Trustee)

APPENDIX A

Fund Name	Securities Act of 1933 File No.	Investment Company Act of 1940 File No.

FDP Series, Inc.	333-123779	811-21744

BlackRock Master Trust	N/A	811-09049

BlackRock Funds, Inc.	333-56203 333-85731	811-08797

BlackRock Principal Protected Trust	333-92404	811-21162

Master Real Investment Trust	N/A	811-21538

BlackRock Real Investment Fund	33-111815	811-21486

BlackRock Multi-Strategy Hedge Opportunities LLP	333-113831	811-21537

BlackRock Multi-Strategy Hedge Advantage	333-124411	811-21760